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                                                                    EXHIBIT 23.3

                        CONSENT OF CHARTERED ACCOUNTANTS

We hereby consent to the reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Gerdau Ameristeel Corporation and on Form F-4 of GUSAP Partners, PASUG LLC, Gerdau Ameristeel Sayreville Inc., Gerdau Ameristeel Perth Amboy Inc., Gerdau Ameristeel Lake Ontario Inc., Porter Bros. Corporation, MFT Acquisition, Corp., Gerdau Ameristeel MRM Special Sections Inc., 1062316 Ontario Limited, Co-Steel Benefit Plans Inc., 1300554 Ontario Limited, 1551533 Ontario Limited, 3038482 Nova Scotia Company, Gerdau USA Inc., Gerdau Ameristeel US Inc., Co-Steel C.S.M. Corp., Raritan River Urban Renewal Corp., Co-steel Benefit Plans USA Inc. and N.J.S.C. Investment Co., Inc. to our report dated August 9, 2002, to the extent the information contained therein has been included in the financial statements of Gerdau Ameristeel Corporation and its subsidiaries, to the directors of Gerdau Steel Inc. on the combined balance sheets of the Gerdau Canada Group as at December 31, 2001 and 2002 and the combined statements of income, retained earnings and cash flows for each of the years in the three year period then ended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Ernst & Young LLP

Kitchener, Canada
December 18, 2003